Exhibit 99.2

Aditxt Announces Closing of $1.9 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

RICHMOND, Va., April 24, 2023--(BUSINESS WIRE)--Aditxt, Inc., (NASDAQ: ADTX) ("Aditxt" or the "Company"), an innovation company developing and commercializing technologies with a focus on monitoring and modulating the immune system, today announced the closing of its previously announced registered direct offering with a single healthcare-focused institutional investor for the purchase and sale of an aggregate of 1,585,350 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $1.22 per share (or common stock equivalents in lieu thereof) priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company issued unregistered warrants to purchase up to 3,170,700 shares of common stock with an exercise price of $0.86 per share which are immediately exercisable for a period of three years following issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $1.9 million, prior to deducting placement agent’s fees and other offering expenses payable by Aditxt. Aditxt intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The shares of common stock, the pre-funded warrants and the shares of common stock underlying the pre-funded warrants (but not the warrants or the shares of common stock underlying the warrants) described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-257645) that was filed with the Securities and Exchange Commission (the "SEC") on July 2, 2021, and declared effective on July 13, 2021. The offering of the shares of common stock and pre-funded warrants was only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering was filed with the SEC. Electronic copies of the prospectus supplement may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aditxt

Aditxt,® Inc. (NASDAQ: ADTX) is a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system. Aditxt’s mission of "Making Promising Innovations Possible, Together" is defined by our growing ecosystem of research institutions, global industry partners and shareholders who inform and inspire our mission. Aditxt’s diverse innovation portfolio includes: Adimune, Inc.™, developing and designing a new class of therapeutics for retraining the immune system to address organ rejection, autoimmunity, and allergies; Adivir, Inc.™, focused on identifying, developing and commercializing new ways to treat infectious diseases; and Pearsanta, Inc.™, which offers personalized immune monitoring intended to be informative for a wide range of health conditions, including hereditary cancer, wounds and cardiomyopathy.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company’s ability to finance and execute on its strategic M&A initiatives; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact

IR@Aditxt.com